EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Fourth Quarter and Full Year 2023 Results and Introduces Full Year 2024 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today announced its financial results for fourth quarter and full year 2023.
HIGHLIGHTS
•During the three and twelve months ended December 31, 2023, Cheniere Partners generated revenues of $2.7 billion and $9.7 billion, net income of $906 million and $4.3 billion, and Adjusted EBITDA1 of $1.1 billion and $3.6 billion, respectively.
•With respect to the fourth quarter of 2023, Cheniere Partners declared a cash distribution of $1.035 per common unit to unitholders of record as of February 7, 2024, comprised of a base amount equal to $0.775 and a variable amount equal to $0.260. The common unit distribution and the related general partner distribution will be paid on February 14, 2024.
•Introducing full year 2024 distribution guidance of $3.15 - $3.35 per common unit, maintaining a base distribution of $3.10 per common unit.
•Cheniere Partners ceased trading on the NYSE American after market close on February 2, 2024 and commenced trading on the NYSE effective at the opening of trading on February 5, 2024. Cheniere Partners continues to trade under the symbol “CQP.”
•In November 2023, Cheniere Partners announced that Sabine Pass Liquefaction Stage V, LLC entered into a long-term Integrated Production Marketing (“IPM”) gas supply agreement with ARC Resources U.S. Corp., a subsidiary of ARC Resources Ltd., to purchase 140,000 MMBtu per day of natural gas at a price based on the Dutch Title Transfer Facility (“TTF”), less a fixed regasification fee, fixed LNG shipping costs and a fixed liquefaction fee, for a term of approximately 15 years commencing with commercial operations of the first train (“Train 7”) of the SPL Expansion Project (defined below). This agreement is subject to Cheniere Partners making a positive Final Investment Decision with respect to Train 7 of the SPL Expansion Project or Cheniere Partners unilaterally waiving that requirement. The liquefied natural gas (“LNG”) associated with this gas supply, approximately 0.85 million tonnes per annum (“mtpa”), will be marketed by Cheniere Marketing International LLP, a subsidiary of Cheniere Energy, Inc. (“Cheniere”) (NYSE: LNG).

2024 FULL YEAR DISTRIBUTION GUIDANCE

2024
Distribution per Unit	$3.15	-	$3.35

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Revenues	$2,686	$4,721	(43)%	$9,664	$17,206	(44)%
Net income	$906	$2,511	(64)%	$4,254	$2,498	70%
Adjusted EBITDA[1]	$1,050	$1,591	(34)%	$3,626	$5,071	(28)%
LNG exported:
Number of cargoes	115	112	3%	425	423	—%
Volumes (TBtu)	419	407	3%	1,536	1,531	—%
LNG volumes loaded (TBtu)	418	410	2%	1,536	1,533	—%
Net income was approximately $906 million and $4.3 billion for the three and twelve months ended December 31, 2023, respectively, as compared to approximately $2.5 billion and $2.5 billion in the corresponding 2022 periods. The changes were primarily due to changes in fair value of our derivative portfolio (further described below) of approximately $223 million and $2.1 billion for the three and twelve months ended December 31, 2023, respectively, (before tax and non-controlling interests) as compared to $1.3 billion and $(1.1) billion of changes in fair value in the corresponding 2022 periods.
Adjusted EBITDA1 decreased by approximately $541 million and $1.4 billion during the three and twelve months ended December 31, 2023, respectively, as compared to the corresponding 2022 periods. The decreases in Adjusted EBITDA were primarily due to lower regasification revenues driven by the previously disclosed early termination of one of our terminal use agreements in 2022 and, to a lesser extent, decreased total margins per MMBtu of LNG delivered.
Substantially all derivative gains (losses) are attributable to the recognition at fair value of our long-term IPM agreements, natural gas supply contracts with pricing indexed to international gas and LNG prices. Our IPM agreements are structured to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreements and have a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG sale and purchase agreements. However, the long-term duration and international price basis of our IPM agreements make them particularly susceptible to fluctuations in fair market value from period to period. In addition, accounting requirements prescribe recognition of these long-term gas supply agreements at fair value each reporting period on a mark-to-market basis, but do not currently permit mark-to-market recognition of the associated sale of LNG, resulting in a mismatch of accounting recognition for the purchase of natural gas and sale of LNG. As a result of continued moderation of international gas price volatility and declines in international forward commodity curves during the three and twelve months ended December 31, 2023, we recognized approximately $305 million and $1.8 billion, respectively of non-cash favorable changes in fair value attributable to these IPM agreements.
During the three and twelve months ended December 31, 2023, we recognized in income 418 TBtu and 1,536 TBtu of LNG, respectively, loaded from the SPL Project, none of which was related to commissioning activities.
Capital Resources
As of December 31, 2023, our total available liquidity was approximately $2.4 billion. We had cash and cash equivalents of approximately $575 million. In addition, we had current restricted cash and cash equivalents of $56 million, $1.0 billion of available commitments under the Cheniere Partners Revolving Credit Facility, and $720 million of available commitments under the Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility.
Recent Key Financial Transactions and Updates
In November 2023, SPL redeemed $50 million in principal amount of the 2024 SPL Senior Notes with cash on hand.

SABINE PASS OVERVIEW
We own natural gas liquefaction facilities consisting of six liquefaction Trains, with a total production capacity of approximately 30 mtpa of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).

As of February 16, 2024, approximately 2,410 cumulative LNG cargoes totaling approximately 165 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with a total production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In May 2023, certain of our subsidiaries entered the pre-filing review process with the Federal Energy Regulatory Commission (“FERC”) under the National Environmental Policy Act, and in April 2023, executed a contract with Bechtel to provide the Front-End Engineering and Design for the SPL Expansion Project. By the end of the first quarter of 2024, we expect to file an application with the FERC for authorization to site, construct and operate the SPL Expansion Project.
DISTRIBUTIONS TO UNITHOLDERS
In January 2024, we declared a cash distribution of $1.035 per common unit to unitholders of record as of February 7, 2024, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.260, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution will be paid on February 14, 2024.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for fourth quarter and full year 2023 on Thursday, February 22, 2024, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation will include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, and (vii) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere

Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Income
(in millions, except per unit data)(1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
LNG revenues	$1,906	$2,926	$6,991	$11,507
LNG revenues—affiliate	730	1,300	2,475	4,568
Regasification revenues	34	477	135	1,068
Other revenues	16	18	63	63
Total revenues	2,686	4,721	9,664	17,206

Operating costs and expenses
Cost of sales (excluding items shown separately below)	1,123	1,441	2,721	11,887
Cost of sales—affiliate	2	47	22	213
Operating and maintenance expense	199	207	879	757
Operating and maintenance expense—affiliate	46	48	166	166
Operating and maintenance expense—related party	18	27	62	72
General and administrative expense	2	2	10	5
General and administrative expense—affiliate	23	22	89	92
Depreciation and amortization expense	172	165	672	634
Other	—	—	6	—
Other—affiliate	—	—	1	—
Total operating costs and expenses	1,585	1,959	4,628	13,826

Income from operations	1,101	2,762	5,036	3,380

Other income (expense)
Interest expense, net of capitalized interest	(203)	(229)	(823)	(870)
Loss on modification or extinguishment of debt	—	(33)	(6)	(33)
Interest and dividend income	8	11	46	21
Other income, net	—	—	1	—
Total other expense	(195)	(251)	(782)	(882)

Net income	$906	$2,511	$4,254	$2,498

Basic and diluted net income per common unit(1)	$1.42	$4.63	$6.95	$3.27

Weighted average basic and diluted number of common units outstanding	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$575	$904
Restricted cash and cash equivalents	56	92
Trade and other receivables, net of current expected credit losses	373	627
Trade receivables—affiliate	278	551
Advances to affiliate	84	177
Inventory	142	160
Current derivative assets	30	24
Margin deposits	—	35
Other current assets, net	43	50
Total current assets	1,581	2,620

Property, plant and equipment, net of accumulated depreciation	16,212	16,725
Operating lease assets	81	89
Debt issuance costs, net of accumulated amortization	16	8
Derivative assets	40	28
Other non-current assets, net	172	163
Total assets	$18,102	$19,633

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable	$69	$32
Accrued liabilities	806	1,378
Accrued liabilities—related party	5	6
Current debt, net of discount and debt issuance costs	300	—
Due to affiliates	55	74
Deferred revenue	114	144
Deferred revenue—affiliate	3	3
Current derivative liabilities	196	769
Other current liabilities	18	15
Total current liabilities	1,566	2,421

Long-term debt, net of discount and debt issuance costs	15,606	16,198
Operating lease liabilities	71	80
Finance lease liabilities	14	18
Derivative liabilities	1,531	3,024
Other non-current liabilities	75	—
Other non-current liabilities—affiliate	23	23

Partners’ deficit
Common unitholders’ interest (484.0 million units issued and outstanding at both December 31, 2023 and 2022)	1,038	(1,118)
General partner’s interest (2% interest with 9.9 million units issued and outstanding at both December 31, 2023 and 2022)	(1,822)	(1,013)
Total partners’ deficit	(784)	(2,131)
Total liabilities and partners’ deficit	$18,102	$19,633

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and twelve months ended December 31, 2023 and 2022 (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$906	$2,511	$4,254	$2,498
Interest expense, net of capitalized interest	203	229	823	870
Loss on modification or extinguishment of debt	—	33	6	33
Interest and dividend income	(8)	(11)	(46)	(21)
Other income, net	—	—	(1)	—
Income from operations	$1,101	$2,762	$5,036	$3,380
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	172	165	672	634
Loss (gain) from changes in fair value of commodity derivatives, net (1)	(223)	(1,336)	(2,084)	1,057
Other	—	—	2	—
Adjusted EBITDA	$1,050	$1,591	$3,626	$5,071

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Bernardo Fallas	713-375-5593